CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	July 25, 2011
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2011 RESULTS

Quarterly Highlights

▪	Record net income of $10.2 million
▪	Net interest margin of 4.23%
▪	Provision for loan and lease losses decreased $6.1 million or 61% over the same quarter one year ago
▪	Securities gains of $4.8 million
▪	Nonperforming assets decreased $18.9 million
▪	Charter consolidation of First Community Bank with Dubuque Bank and Trust Company completed

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (in millions)	$10.2	$5.1	$14.4	$10.4
Net income available to common stockholders (in millions)	8.9	3.8	11.8	7.8
Diluted earnings per common share	0.54	0.23	0.71	0.47

Return on average assets	0.89%	0.37%	0.59%	0.39%
Return on average common equity	13.69	6.25	9.28	6.54
Net interest margin	4.23	4.09	4.21	4.12

“For the second quarter of 2011, Heartland reported its best quarter ever with record earnings of $10.2 million. The company's exceptional performance was the result of continued improvement in net interest margin, significant securities gains and a sharp drop in the provision for loan losses.”
Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, July 25, 2011-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $10.2 million for the quarter ended June 30, 2011, compared to $5.1 million for the second quarter of 2010. Net income available to common stockholders was $8.9 million, or $0.54 per diluted common share, for the quarter ended June 30, 2011, compared to $3.8 million, or $0.23 per diluted common share, for the second quarter of 2010. Return on average common equity was 13.69 percent and return on average assets was 0.89 percent for the second quarter of 2011, compared to 6.25 percent and 0.37 percent, respectively, for the same quarter in 2010.

The improved earnings during the second quarter of 2011 compared to the second quarter of 2010 were primarily attributable to reduced provision for loan and lease losses and increased securities gains.

Net income recorded for the first six months of 2011 was $14.4 million, compared to $10.4 million recorded during the first six months of 2010. Net income available to common stockholders was $11.8 million, or $0.71 per diluted common share, for the six months ended June 30, 2011, compared to $7.8 million, or $0.47 per diluted common share, earned during the first six months of 2010. Return on average common equity was 9.28 percent and return on average assets was 0.59 percent for the first six months of 2011, compared to 6.54 percent and 0.39 percent, respectively, for the same period in 2010.

Earnings for the first six months of 2011 compared to the first six months of 2010 were positively affected by reduced provision for loan and lease losses, combined with increases in net interest income, gains on sale of loans and securities gains. The effect of these improvements was partially offset by increases in salaries and employee benefits, professional fees and other noninterest expenses.

Commenting on Heartland's second quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer, said, “For the second quarter of 2011, Heartland reported its best quarter ever with record earnings of $10.2 million. The company's exceptional performance was the result of continued improvement in net interest margin, significant securities gains and a sharp drop in the provision for loan losses.”

Net Interest Margin Remains Above 4.00 Percent; Net Interest Income Increases

Net interest margin, expressed as a percentage of average earning assets, was 4.23 percent during the second quarter of 2011 compared to 4.09 percent for the second quarter of 2010. For the six-month periods ended June 30, net interest margin was 4.21 percent during 2011 and 4.12 percent during 2010. The continuation of a net interest margin above 4.00 percent has been a direct result of continued price discipline, the effect of which would have been more significant had it not been for the amount of foregone interest on Heartland's nonaccrual loans not covered by loss share agreements, which had balances of $68.1 million or 2.90 percent of total loans and leases at June 30, 2011, and $84.9 million or 3.56 percent of total loans and leases at June 30, 2010.

Fuller said, “Net interest margin expanded again in the second quarter thanks to improvement on both sides of the balance sheet. Up four basis points over this year's first quarter, net interest margin reached 4.23 percent. We've now maintained our margin above 4 percent for eight consecutive quarters.”

Net interest income on a tax-equivalent basis totaled $38.0 million during the second quarter of 2011, an increase of $900,000 or 2 percent from the $37.1 million recorded during the second quarter of 2010. For the first six months of 2011, net interest income on a tax-equivalent basis was $75.0 million, an increase of $2.1 million or 3 percent from the $72.9 million recorded during the first six months of 2010. These increases reflect Heartland's success in optimizing the composition of its interest bearing liabilities by de-emphasizing higher cost time deposits, which decreased to 36 percent of total average interest bearing deposits during the first half of 2011 from 39 percent during the first half of 2010.

On a tax-equivalent basis, interest income in the second quarter of 2011 was $50.0 million compared to $51.5 million in the second quarter of 2010, a decrease of $1.5 million or 3 percent. Average earning assets decreased $32.0 million or 1 percent during the second quarter of 2011 compared to the second quarter of 2010 and the average interest rate earned on these assets was 5.57 percent during 2011 compared to 5.69 percent during 2010. For the first six months of 2011, interest income on a tax-equivalent basis was $99.2 million compared to $102.3 million during the same period in 2010, a decrease of $3.1 million or 3 percent. The $21.0 million or 1 percent growth in average earning assets during the first six months of 2011 compared to the same period in 2010 was offset by the impact of a decrease in the average interest rate earned on these assets which was 5.57 percent during 2011 compared to 5.78 percent during 2010.

Interest expense for the second quarter of 2011 was $12.0 million, a decrease of $2.5 million or 17 percent from $14.5 million in the second quarter of 2010. On a six-month comparative basis, interest expense decreased $5.2 million or 18 percent. Average interest bearing liabilities decreased $160.9 million or 5 percent for the quarter ended June 30, 2011, as compared to the same quarter in 2010. For the six months ended June 30, 2011, average interest bearing liabilities decreased $156.7 million or 5 percent as compared to the first six months of 2010. These decreases resulted primarily from an outflow of higher cost certificates of deposit and a reduction in other borrowings. The average interest rates paid on Heartland's deposits and borrowings declined 23 basis points to 1.60 percent in the second quarter of 2011 from 1.83 percent in the second quarter of 2010. On a six-month comparative basis, the average interest rate paid on Heartland's deposits and borrowings declined 25 basis points to 1.62 percent in 2011 from 1.87 percent in 2010.

Noninterest Income Increases; Noninterest Expense Increases

Noninterest income was $14.7 million during the second quarter of 2011 compared to $10.8 million during the second quarter of 2010, an increase of $3.9 million or 35 percent, primarily as a result of increased securities gains and gains on trading account securities, which totaled $4.8 million during 2011 compared to $786,000 during 2010. Volatility in the bond market provided opportunities to sell taxable municipal bonds and reinvest in tax-exempt municipals without extending the duration of that portfolio. Additionally, another strategy was initiated in the second quarter of 2011 to shift a portion of the securities portfolio from agencies to treasuries and shorter-term mortgage- backed securities to reduce the effect a flattening yield curve could have on the portfolio. Other categories showing improvement were service charges and fees, trust fees, brokerage and insurance commissions, gains on sale of loans and income on bank owned life insurance. Improvements in these categories were offset by a reduction in loan servicing income and other noninterest income. For the six-month period ended June 30, noninterest income was $27.3 million in 2011 compared to $21.4 million in 2010, an increase of $5.9 million or 27 percent. Securities gains and gain on trading account securities totaled $7.1 million for the first six months of 2011 compared to $2.3 million for the first six months of 2010. Other categories contributing to the increase for the six-month comparative period were service charges and fees, trust fees, brokerage and insurance commissions, gains on sale of loans and income on bank owned life insurance.

Loan servicing income decreased $322,000 or 20 percent for the second quarter of 2011 as compared to the second quarter of 2010 and $200,000 or 7 percent for the first half of 2011 compared to the first half of 2010. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $616,000 during the second quarter of 2011 compared to $957,000 during the second quarter of 2010 and amortization of mortgage servicing rights was $808,000 during the second quarter of 2011 compared to $707,000 during the second quarter of 2010. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $892,000 during the second quarter of 2011 compared to $743,000 during the second quarter of 2010. The portfolio of mortgage loans serviced for others by Heartland totaled $1.45 billion at June 30, 2011, compared to $1.22 billion at June 30, 2010.

For the second quarter of 2011, noninterest expense totaled $32.3 million, an increase of $2.8 million or 9 percent from the same quarter of 2010. For the six-month period ended June 30, noninterest expense totaled $65.2 million in 2011 compared to $58.5 million in 2010, a $6.7 million or 12 percent increase. Contributing to these increases in noninterest expense were a $1.9 million or 12 percent increase in salaries and employee benefits for the quarter and a $4.7 million or 15 percent increase for the six-month period, a large portion of which resulted from the expansion of residential loan origination via the addition of National Residential Mortgage and increased staffing at Heartland, primarily in the special assets area. Also contributing to the increases in noninterest expense were additional professional fees, primarily associated with the workout and disposition of nonperforming assets and the services provided to Heartland by third-party consultants, and increases in other noninterest expenses, a portion of which was associated with a writedown on land in Phoenix, Arizona, which had originally been purchased for branch expansion but has now been listed for sale.

Heartland's effective tax rate was 29.65 percent for the first half of 2011 compared to 28.74 percent for the first half of 2010. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $399,000 during the first half of 2011 compared to $109,000 during the first half of 2010. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 24.26 percent during the first half of 2011 compared to 30.37 percent during the first half of 2010. The tax-equivalent adjustment for this tax-exempt interest income was $2.7 million during the first half of 2011 compared to $2.4 million during the first half of 2010.

Loan Demand Remains Soft; Growth in Demand Deposits Continues

At June 30, 2011, total assets were $4.01 billion, consistent with total assets of $4.00 billion at December 31, 2010. Securities represented 30 percent of total assets at June 30, 2011, compared to 32 percent of total assets at December 31, 2010.

Total loans and leases, exclusive of those covered by loss share agreements, were $2.35 billion at June 30, 2011, compared to $2.34 billion at year-end 2010, an increase of $7.8 million or 1 percent annualized. Commercial and commercial real estate loans, which totaled $1.71 billion at June 30, 2011, decreased $9.0 million or 1 percent annualized since year-end 2010. Residential mortgage loans, which totaled $173.8 million at June 30, 2011, increased $10.1 million or 12 percent annualized since year-end 2010. Agricultural and agricultural real estate loans, which totaled $255.3 million at June 30, 2011, increased $4.3 million or 3 percent annualized since year-end 2010. Consumer loans, which totaled $217.3 million at June 30, 2011, increased $2.7 million or 3 percent annualized since year-end 2010.

Fuller stated, “Overall, loan growth is still difficult, though we are beginning to see pipeline improvement in certain markets. In pursuit of quality loan growth, we are intensifying our calling efforts and reaching out to potential borrowers in every Heartland market.”

Total deposits were $3.08 billion at June 30, 2011, compared to $3.03 billion at year-end 2010, an increase of $46.6 million or 3 percent annualized. The composition of Heartland's deposits continued to shift from higher cost certificates of deposit to no cost demand deposits during the second quarter of 2011, as demand deposits increased $68.9 million or 24 percent annualized since year-end 2010. Time deposits, exclusive of brokered deposits, experienced a decrease of $22.3 million or 5 percent annualized since year-end 2010. At June 30, 2011, brokered time deposits totaled $39.2 million or 1 percent of total deposits compared to $37.3 million or 1 percent of total deposits at December 31, 2010.

“Heartland margin continues to benefit from favorable changes in deposit mix. Total deposits grew by over $46 million since year end, with demand deposits growing by nearly $70 million. At June 30, demand deposits represented 21 percent of total deposits compared with 18 percent a year ago. Comparatively, time deposits represented 28 percent of total deposits compared to 31 percent last year,” Fuller added.

Decrease in Provision for Loan Losses; Improvement in Nonperforming Assets

The allowance for loan and lease losses at June 30, 2011, was 1.73 percent of loans and leases and 59.61 percent of nonperforming loans compared to 1.82 percent of loans and leases and 47.12 percent of nonperforming loans at December 31, 2010, and 2.03 percent of loans and leases and 56.89 percent of nonperforming loans at June 30, 2010. The provision for loan losses was $3.8 million for the second quarter of 2011 compared to $9.9 million for the second quarter of 2010, a $6.1 million or 61 percent decrease, primarily as a result of reductions in the level of nonperforming and substandard loans. For the first six months of 2011, provision for loan losses was $13.9 million compared to $18.8 million for the first six months of 2010. Additions to the allowance for loan and lease losses continued during the first quarter of 2011 primarily as a result of the continuation of depressed economic conditions and the impact those conditions have on the appraised values of collateral. When updated appraisals have been obtained, many reflect a decline in property values due primarily to a lack of recent comparable sales and an extension of absorption periods.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $68.1 million or 2.90 percent of total loans and leases at June 30, 2011, compared to $90.6 million or 3.87 percent of total loans and leases at December 31, 2010, and $84.9 million or 3.56 percent of total loans and leases at June 30, 2010. Approximately 56 percent, or $38.1 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 21 borrowers, are primarily concentrated in Heartland's banks serving the Western states, with $11.4 million originated by Rocky Mountain Bank, $8.9 million originated by New Mexico Bank & Trust, $5.5 million originated by Wisconsin Community Bank, $4.8 million originated by Summit Bank & Trust, $3.3 million originated by Arizona Bank & Trust, $3.1 million originated by Galena State Bank and Trust Co. and $1.1 million originated by Riverside Community Bank. The portion of

Heartland's nonperforming loans covered by government guarantees was $3.5 million at June 30, 2011. The industry breakdown for nonperforming loans with individual balances exceeding $1.0 million, as identified using the North American Industry Classification System (NAICS), was $9.6 million for lot and land development, $4.8 million to lessors of real estate, $4.4 million for manufacturing, $3.7 million for construction and development, $3.8 million for other activities related to real estate and $2.7 million for personal residential real estate. The remaining $9.1 million was distributed among six other industries.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends have been identified. Loans delinquent 30 to 89 days as a percent of total loans were 0.60 percent at June 30, 2011, compared to 0.61 percent at March 31, 2011, 0.67 percent at December 31, 2010, 1.65 percent at September 30, 2010, 0.61 percent at June 30, 2010, and 1.22 percent at March 31, 2010.

Other real estate owned was $39.1 million at June 30, 2011, compared to $32.0 million at December 31, 2010, and $32.9 million at June 30, 2010. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues with its plans to market these properties through an orderly liquidation process instead of a quick liquidation process that would likely result in discounts greater than the projected carrying costs. During the first half of 2011, $10.2 million of other real estate owned was sold, $4.9 million during the second quarter and $5.3 million during the first quarter.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the second quarter of 2011 and the first six months of 2011:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
March 31, 2011	$95,572	$35,007	$223	$130,802
Loan foreclosures	(10,967)	10,937	30	—
Net loan charge offs	(6,514)	—	—	(6,514)
New nonperforming loans	8,661	—	—	8,661
Reduction of nonperforming loans(1)	(14,162)	—	—	(14,162)
OREO/Repossessed sales proceeds	—	(4,808)	(50)	(4,858)
OREO/Repossessed assets writedowns, net	—	(2,061)	—	(2,061)
Net activity at Citizens Finance Co.	—	—	(15)	(15)
June 30, 2011	$72,590	$39,075	$188	$111,853

(1) Includes principal reductions and transfers to performing status.

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2010	$95,498	$32,002	$302	$127,802
Loan foreclosures	(19,940)	19,874	66	—
Net loan charge offs	(15,945)	—	—	(15,945)
New nonperforming loans	34,920	—	—	34,920
Reduction of nonperforming loans(1)	(21,943)	—	—	(21,943)
OREO/Repossessed sales proceeds	—	(9,630)	(145)	(9,775)
OREO/Repossessed assets writedowns, net	—	(3,171)	—	(3,171)
Net activity at Citizens Finance Co.	—	—	(35)	(35)
June 30, 2011	$72,590	$39,075	$188	$111,853

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the second quarter of 2011 were $6.5 million compared to $8.0 million during the second quarter of 2010. A large portion of the net charge-offs in both years was related to nonfarm nonresidential real estate and construction, land development and other land loans.

Fuller concluded, “The reduction of nonperforming assets has been our number one priority for several quarters. In the second quarter, we saw marked improvement in this measure as nonperformers dropped by 15 percent compared to the linked quarter.”

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 877-941-9205 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until July 23, 2012, by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Interest Income
Interest and fees on loans and leases	$37,480	$38,270	$74,446	$75,598
Interest on securities and other:
Taxable	7,583	8,938	14,994	18,393
Nontaxable	3,518	3,047	7,082	5,896
Interest on federal funds sold	1	1	1	1
Interest on deposits in other financial institutions	—	7	1	12
Total Interest Income	48,582	50,263	96,524	99,900
Interest Expense
Interest on deposits	7,675	9,955	15,701	20,715
Interest on short-term borrowings	225	291	484	525
Interest on other borrowings	4,081	4,208	8,017	8,167
Total Interest Expense	11,981	14,454	24,202	29,407
Net Interest Income	36,601	35,809	72,322	70,493
Provision for loan and lease losses	3,845	9,955	13,854	18,849
Net Interest Income After Provision for Loan and Lease Losses	32,756	25,854	58,468	51,644
Noninterest Income
Service charges and fees	3,599	3,494	6,960	6,698
Loan servicing income	1,298	1,620	2,847	3,047
Trust fees	2,656	2,330	5,135	4,511
Brokerage and insurance commissions	856	785	1,704	1,497
Securities gains, net	4,756	1,050	6,845	2,506
Gain (loss) on trading account securities	81	(264)	297	(216)
Gains on sale of loans	1,308	1,083	2,710	1,881
Income on bank owned life insurance	331	293	734	607
Other noninterest income	(216)	443	45	896
Total Noninterest Income	14,669	10,834	27,277	21,427
Noninterest Expense
Salaries and employee benefits	17,480	15,574	35,666	30,997
Occupancy	2,213	2,201	4,599	4,495
Furniture and equipment	1,360	1,599	2,769	3,046
Professional fees	3,053	2,549	6,072	4,760
FDIC insurance assessments	786	1,384	2,131	2,804
Advertising	1,113	1,052	1,963	1,866
Intangible assets amortization	144	145	290	296
Net loss on repossessed assets	2,511	1,636	4,143	3,700
Other noninterest expenses	3,683	3,435	7,597	6,512
Total Noninterest Expense	32,343	29,575	65,230	58,476
Income Before Income Taxes	15,082	7,113	20,515	14,595
Income taxes	4,870	2,035	6,082	4,195
Net Income	10,212	5,078	14,433	10,400
Net income attributable to noncontrolling interest, net of tax	9	25	25	50
Net Income Attributable to Heartland	10,221	5,103	14,458	10,450
Preferred dividends and discount	(1,336)	(1,336)	(2,672)	(2,672)
Net Income Available to Common Stockholders	$8,885	$3,767	$11,786	$7,778
Earnings per common share-diluted	$0.54	$0.23	$0.71	$0.47
Weighted average shares outstanding-diluted	16,568,701	16,459,978	16,561,212	16,448,002

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Interest Income
Interest and fees on loans and leases	$37,480	$36,966	$37,440	$38,756	$38,270
Interest on securities and other:
Taxable	7,583	7,411	7,889	8,225	8,938
Nontaxable	3,518	3,564	3,438	3,282	3,047
Interest on federal funds sold	1	—	—	—	1
Interest on deposits in other financial institutions	—	1	1	1	7
Total Interest Income	48,582	47,942	48,768	50,264	50,263
Interest Expense
Interest on deposits	7,675	8,026	8,524	9,033	9,955
Interest on short-term borrowings	225	259	330	305	291
Interest on other borrowings	4,081	3,936	4,068	4,213	4,208
Total Interest Expense	11,981	12,221	12,922	13,551	14,454
Net Interest Income	36,601	35,721	35,846	36,713	35,809
Provision for loan and lease losses	3,845	10,009	8,860	4,799	9,955
Net Interest Income After Provision for Loan and Lease Losses	32,756	25,712	26,986	31,914	25,854
Noninterest Income
Service charges and fees	3,599	3,361	3,537	3,665	3,494
Loan servicing income	1,298	1,549	2,323	1,862	1,620
Trust fees	2,656	2,479	2,428	2,267	2,330
Brokerage and insurance commissions	856	848	948	739	785
Securities gains, net	4,756	2,089	2,170	2,158	1,050
Gain (loss) on trading account securities	81	216	107	18	(264)
Gains on sale of loans	1,308	1,402	3,813	2,394	1,083
Valuation adjustment on mortgage servicing rights	—	—	1,239	(1,239)	—
Income on bank owned life insurance	331	403	463	396	293
Other noninterest income	(216)	261	1,265	349	443
Total Noninterest Income	14,669	12,608	18,293	12,609	10,834
Noninterest Expense
Salaries and employee benefits	17,480	18,186	16,892	15,502	15,574
Occupancy	2,213	2,386	2,339	2,287	2,201
Furniture and equipment	1,360	1,409	1,543	1,515	1,599
Professional fees	3,053	3,019	3,065	2,621	2,549
FDIC insurance assessments	786	1,345	1,306	1,331	1,384
Advertising	1,113	850	1,058	906	1,052
Goodwill impairment charge	—	—	—	1,639	—
Intangible assets amortization	144	146	146	149	145
Net loss on repossessed assets	2,511	1,632	7,345	4,219	1,636
Other noninterest expenses	3,683	3,914	3,623	3,277	3,435
Total Noninterest Expense	32,343	32,887	37,317	33,446	29,575
Income Before Income Taxes	15,082	5,433	7,962	11,077	7,113
Income taxes	4,870	1,212	1,464	4,187	2,035
Net Income	10,212	4,221	6,498	6,890	5,078
Net income available to noncontrolling interest, net of tax	9	16	35	30	25
Net Income Attributable to Heartland	10,221	4,237	6,533	6,920	5,103
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(1,336)	(1,336)
Net Income Available to Common Stockholders	$8,885	$2,901	$5,197	$5,584	$3,767
Earnings per common share-diluted	$0.54	$0.18	$0.31	$0.34	$0.23
Weighted average shares outstanding-diluted	16,568,701	16,557,353	16,515,657	16,465,650	16,459,978

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Assets
Cash and cash equivalents	$148,388	$86,278	$62,572	$141,702	$75,771
Securities	1,193,480	1,244,447	1,264,564	1,211,297	1,213,875
Loans held for sale	15,770	8,317	23,904	41,047	25,750
Loans and leases:
Held to maturity	2,351,785	2,360,604	2,343,987	2,361,567	2,385,772
Loans covered by loss share agreements	16,190	19,201	20,800	23,557	25,420
Allowance for loan and lease losses	(40,602)	(43,271)	(42,693)	(44,732)	(48,314)
Loans and leases, net	2,327,373	2,336,534	2,322,094	2,340,392	2,362,878
Premises, furniture and equipment, net	118,828	119,954	121,012	121,940	122,066
Goodwill	25,909	25,909	25,909	25,909	27,548
Other intangible assets, net	13,103	13,440	13,466	11,510	12,426
Cash surrender value on life insurance	66,425	66,073	61,981	62,038	62,113
Other real estate, net	39,075	35,007	32,002	32,408	32,882
FDIC indemnification asset	1,035	1,396	2,294	1,939	1,952
Other assets	61,231	66,019	69,657	73,002	71,168
Total Assets	$4,010,617	$4,003,374	$3,999,455	$4,063,184	$4,008,429
Liabilities and Equity
Liabilities
Deposits:
Demand	$649,523	$637,452	$580,589	$581,957	$537,468
Savings	1,557,053	1,569,993	1,558,998	1,572,891	1,552,546
Brokered time deposits	39,225	39,225	37,285	37,285	37,285
Other time deposits	834,884	835,704	857,176	881,510	888,847
Total deposits	3,080,685	3,082,374	3,034,048	3,073,643	3,016,146
Short-term borrowings	168,021	194,934	235,864	196,533	200,515
Other borrowings	379,718	365,281	362,527	413,448	425,994
Accrued expenses and other liabilities	36,643	28,393	35,232	43,234	38,273
Total Liabilities	3,665,067	3,670,982	3,667,671	3,726,858	3,680,928
Equity
Preferred equity	79,113	78,798	78,483	78,168	77,853
Common equity	263,769	250,918	250,608	255,430	246,922
Total Heartland Stockholders' Equity	342,882	329,716	329,091	333,598	324,775
Noncontrolling interest	2,668	2,676	2,693	2,728	2,726
Total Equity	345,550	332,392	331,784	336,326	327,501
Total Liabilities and Equity	$4,010,617	$4,003,374	$3,999,455	$4,063,184	$4,008,429
Common Share Data
Book value per common share	$16.04	$15.28	$15.26	$15.58	$15.08
ASC 320 effect on book value per common share	$0.86	$0.49	$0.60	$1.25	$0.93
Common shares outstanding, net of treasury stock	16,442,437	16,418,228	16,425,055	16,392,091	16,375,460
Tangible Capital Ratio (1)	5.92%	5.61%	5.60%	5.63%	5.45%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended		For the Six Months Ended
		6/30/2011	6/30/2010	6/30/2011	6/30/2010
Average Balances
Assets		4,014,290	4,033,350	4,012,077	4,009,072
Loans and leases, net of unearned		2,388,088	2,437,357	2,393,872	2,410,923
Deposits		3,059,360	3,040,763	3,064,057	3,032,795
Earning assets		3,600,095	3,632,056	3,591,989	3,571,035
Interest bearing liabilities		3,004,928	3,165,862	3,007,779	3,164,512
Common stockholders' equity		260,334	241,816	256,084	239,921
Total stockholders' equity		341,797	322,110	337,407	320,068
Tangible common stockholders' equity		232,381	211,640	228,059	209,666

Earnings Performance Ratios
Annualized return on average assets		0.89%	0.37%	0.59%	0.39%
Annualized return on average common equity		13.69%	6.25%	9.28%	6.54%
Annualized return on average common tangible equity		15.34%	7.14%	10.42%	7.48%
Annualized net interest margin(1)		4.23%	4.09%	4.21%	4.12%
Efficiency ratio(2)		67.53%	63.14%	68.35%	63.69%

(1) Tax equivalent basis is calculated an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Average Balances
Assets	$4,014,290	$4,009,863	$4,091,276	$4,012,107	$4,033,350
Loans and leases, net of unearned	2,388,088	2,399,656	2,414,799	2,427,141	2,437,357
Deposits	3,059,360	3,068,753	3,075,193	3,018,928	3,040,763
Earning assets	3,600,095	3,583,883	3,637,735	3,602,953	3,632,056
Interest bearing liabilities	3,004,928	3,010,629	3,095,791	3,084,742	3,165,862
Common stockholders' equity	260,334	251,833	255,940	252,781	241,816
Total stockholders' equity	341,797	333,016	336,827	333,346	322,110
Tangible common stockholders' equity	232,381	223,736	227,696	222,771	211,640

Earnings Performance Ratios
Annualized return on average assets	0.89%	0.29%	0.50%	0.55%	0.37%
Annualized return on average common equity	13.69%	4.67%	8.06%	8.76%	6.25%
Annualized return on average common tangible equity	15.34%	5.26%	9.06%	9.94%	7.14%
Annualized net interest margin (1)	4.23%	4.19%	4.05%	4.18%	4.09%
Efficiency ratio (2)	67.53%	69.17%	70.09%	69.05%	63.14%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,709,955	$1,727,530	$1,718,993	$1,714,592	$1,740,856
Residential mortgage	173,808	169,513	163,726	170,543	169,105
Agricultural and agricultural real estate	255,257	253,189	250,943	260,393	255,576
Consumer	217,263	214,682	214,515	219,731	223,800
Direct financing leases, net	667	876	981	1,233	1,420
Unearned discount and deferred loan fees	(5,165)	(5,186)	(5,171)	(4,925)	(4,985)
Total loans and leases held to maturity	$2,351,785	$2,360,604	$2,343,987	$2,361,567	$2,385,772
Loans covered under loss share agreements:
Commercial and commercial real estate	$7,315	$9,368	$10,056	$11,703	$12,266
Residential mortgage	4,747	5,291	5,792	6,545	7,148
Agricultural and agricultural real estate	2,298	2,628	2,723	2,807	3,346
Consumer	1,830	1,914	2,229	2,502	2,660
Total loans and leases covered under loss share agreements	$16,190	$19,201	$20,800	$23,557	$25,420
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$68,110	$87,970	$90,512	$85,190	$84,925
Loans and leases past due ninety days or more as to interest or principal payments	—	3,038	85	—	—
Other real estate owned	38,642	34,532	31,731	32,129	32,554
Other repossessed assets	188	223	302	492	486
Total nonperforming assets not covered under loss share agreements	$106,940	$125,763	$122,630	$117,811	$117,965
Covered under loss share agreements:
Nonaccrual loans	$4,480	$4,564	$4,901	$5,330	$4,949
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	433	475	271	279	328
Other repossessed assets	—	—	—	—	—
Total nonperforming assets covered under loss share agreements	$4,913	$5,039	$5,172	$5,609	$5,277
Allowance for Loan and Lease Losses
Balance, beginning of period	$43,271	$42,693	$44,732	$48,314	$46,350
Provision for loan and lease losses	3,845	10,009	8,860	4,799	9,955
Charge-offs on loans not covered by loss share agreements	(8,076)	(9,785)	(11,133)	(8,735)	(8,879)
Charge-offs on loans covered by loss share agreements	(107)	(238)	(445)	(43)	(46)
Recoveries	1,669	592	679	397	934
Balance, end of period	$40,602	$43,271	$42,693	$44,732	$48,314
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	2.90%	3.86%	3.87%	3.61%	3.56%
Ratio of nonperforming assets to total assets	2.67%	3.14%	3.07%	2.90%	2.94%
Annualized ratio of net loan charge-offs to average loans and leases	1.08%	1.59%	1.79%	1.37%	1.32%
Allowance for loan and lease losses as a percent of loans and leases	1.73%	1.83%	1.82%	1.89%	2.03%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	59.61%	47.55%	47.12%	52.51%	56.89%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2011			June 30, 2010
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$951,332	$7,583	3.20%	$980,894	$8,914	3.65%
Nontaxable(1)	298,051	4,485	6.04	255,226	4,022	6.32
Total securities	1,249,383	12,068	3.87	1,236,120	12,936	4.20
Interest bearing deposits	4,402	—	—	4,555	7	0.62
Federal funds sold	1,104	1	0.36	349	1	1.15
Loans and leases:
Commercial and commercial real estate (1)	1,728,649	25,222	5.85	1,750,917	25,837	5.92
Residential mortgage	186,034	2,483	5.35	198,059	2,497	5.06
Agricultural and agricultural real estate (1)	256,962	4,059	6.34	260,301	4,098	6.31
Consumer	215,723	5,004	9.30	226,344	5,029	8.91
Direct financing leases, net	720	10	5.57	1,736	25	5.78
Fees on loans	—	1,116	—	—	1,082	—
Less: allowance for loan and lease losses	(42,882)	—	—	(46,325)	—	—
Net loans and leases	2,345,206	37,894	6.48	2,391,032	38,568	6.47
Total earning assets	3,600,095	49,963	5.57%	3,632,056	51,512	5.69%
Nonearning Assets	414,195			401,294
Total Assets	$4,014,290	$49,963		$4,033,350	$51,512
Interest Bearing Liabilities
Savings	$1,553,450	$2,406	0.62	$1,576,820	$3,753	0.95
Time, $100,000 and over	266,036	1,546	2.33	300,454	1,912	2.55
Other time deposits	606,384	3,723	2.46	649,680	4,290	2.65
Short-term borrowings	201,246	225	0.45	212,539	291	0.55
Other borrowings	377,812	4,081	4.33	426,369	4,208	3.96
Total interest bearing liabilities	3,004,928	11,981	1.60%	3,165,862	14,454	1.83%
Noninterest Bearing Liabilities
Noninterest bearing deposits	633,490			513,809
Accrued interest and other liabilities	34,075			31,569
Total noninterest bearing liabilities	667,565			545,378
Stockholders' Equity	341,797			322,110
Total Liabilities and Stockholders' Equity	$4,014,290			$4,033,350
Net interest income (1)		$37,982			$37,058
Net interest spread (1)			3.97%			3.86%
Net interest income to total earning assets (1)			4.23%			4.09%
Interest bearing liabilities to earning assets	83.47%			87.16%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2011			June 30, 2010
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$937,522	$14,994	3.23%	$953,528	$18,369	3.88%
Nontaxable (1)	298,361	8,994	6.08	247,406	7,829	6.38
Total securities	1,235,883	23,988	3.91	1,200,934	26,198	4.40
Interest bearing deposits	4,392	1	0.05	3,701	12	0.65
Federal funds sold	718	1	0.28	483	1	0.42
Loans and leases:
Commercial and commercial real estate (1)	1,737,703	50,179	5.82	1,723,039	50,658	5.93
Residential mortgage	185,667	4,893	5.31	197,415	5,217	5.33
Agricultural and agricultural real estate (1)	254,980	7,899	6.25	259,535	8,082	6.28
Consumer	214,695	9,854	9.26	229,002	10,003	8.81
Direct financing leases, net	827	23	5.61	1,932	57	5.95
Fees on loans	—	2,370	—	—	2,068	—
Less: allowance for loan and lease losses	(42,876)	—	—	(45,006)	—	—
Net loans and leases	2,350,996	75,218	6.45	2,365,917	76,085	6.49
Total earning assets	3,591,989	99,208	5.57%	3,571,035	102,296	5.78%
Nonearning Assets	420,088			438,037
Total Assets	$4,012,077	$99,208		$4,009,072	$102,296
Interest Bearing Liabilities
Savings	$1,553,372	$4,953	0.64	$1,562,980	$7,889	1.02
Time, $100,000 and over	268,242	3,156	2.37	312,671	3,982	2.57
Other time deposits	610,033	7,592	2.51	666,770	8,844	2.67
Short-term borrowings	205,639	484	0.47	190,888	525	0.55
Other borrowings	370,493	8,017	4.36	431,203	8,167	3.82
Total interest bearing liabilities	3,007,779	24,202	1.62%	3,164,512	29,407	1.87%
Noninterest Bearing Liabilities
Noninterest bearing deposits	632,410			490,374
Accrued interest and other liabilities	34,481			34,118
Total noninterest bearing liabilities	666,891			524,492
Stockholders' Equity	337,407			320,068
Total Liabilities and Stockholders' Equity	$4,012,077			$4,009,072
Net interest income (1)		$75,006			$72,889
Net interest spread (1)			3.95%			3.90%
Net interest income to total earning assets (1)			4.21%			4.12%
Interest bearing liabilities to earning assets	83.74%			88.62%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Total Assets
Dubuque Bank and Trust Company	$1,294,654	$1,270,387	$1,247,297	$1,316,652	$1,247,467
New Mexico Bank & Trust	891,609	880,980	913,776	891,642	878,518
Wisconsin Community Bank	453,427	469,305	474,366	461,822	458,468
Rocky Mountain Bank	419,697	417,846	417,781	438,923	439,241
Riverside Community Bank	322,601	302,057	290,018	297,272	295,671
Galena State Bank & Trust Co.	296,318	275,807	278,353	289,558	283,038
Arizona Bank & Trust	222,148	231,020	223,574	251,245	267,959
Summit Bank & Trust	95,130	93,600	95,414	100,843	97,332
Minnesota Bank & Trust	67,594	62,251	58,386	57,832	55,722
Total Deposits
Dubuque Bank and Trust Company	$892,526	$935,424	$902,849	$918,575	$882,012
New Mexico Bank & Trust	674,096	659,373	646,302	655,724	624,454
Wisconsin Community Bank	371,037	374,758	392,432	363,868	358,034
Rocky Mountain Bank	349,299	348,723	347,924	349,853	350,636
Riverside Community Bank	271,553	245,639	241,184	242,717	242,964
Galena State Bank & Trust Co.	257,413	239,445	236,647	250,749	243,964
Arizona Bank & Trust	179,885	188,415	183,279	204,663	229,885
Summit Bank & Trust	80,793	80,327	81,024	79,823	82,445
Minnesota Bank & Trust	50,091	46,205	44,278	41,316	41,234
Net Income (Loss)
Dubuque Bank and Trust Company	$6,132	$4,958	$3,972	$5,353	$3,323
New Mexico Bank & Trust	2,505	958	3,098	2,972	1,828
Wisconsin Community Bank	1,882	1,466	1,581	2,157	2,271
Rocky Mountain Bank	646	(630)	1,393	(695)	1,204
Riverside Community Bank	953	(212)	190	(140)	290
Galena State Bank & Trust Co.	1,113	579	1,000	877	967
Arizona Bank & Trust	546	(1,452)	(231)	42	(2,004)
Summit Bank & Trust	116	(604)	(208)	201	399
Minnesota Bank & Trust	(45)	(81)	(178)	(147)	(134)
Return on Average Assets
Dubuque Bank and Trust Company	1.92%	1.60%	1.18%	1.69%	1.03%
New Mexico Bank & Trust	1.11	0.43	1.33	1.34	0.83
Wisconsin Community Bank	1.63	1.26	1.31	1.85	1.98
Rocky Mountain Bank	0.61	(0.61)	1.27	(0.63)	1.08
Riverside Community Bank	1.24	(0.28)	0.25	(0.19)	0.40
Galena State Bank & Trust Co.	1.61	0.85	1.39	1.21	1.35
Arizona Bank & Trust	0.94	(2.58)	(0.38)	(0.06)	(2.95)
Summit Bank & Trust	0.49	(2.59)	(0.84)	0.79	1.65
Minnesota Bank & Trust	(0.25)	(0.53)	(1.23)	(1.00)	(1.00)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.62%	3.59%	3.83%	3.95%	4.00%
New Mexico Bank & Trust	4.33	4.34	4.00	4.35	3.94
Wisconsin Community Bank	4.60	4.57	4.26	4.60	4.35
Rocky Mountain Bank	3.85	3.91	3.76	3.81	3.79
Riverside Community Bank	3.90	4.01	4.38	4.30	3.84
Galena State Bank and Trust Co.	3.86	3.73	3.60	3.53	3.56
Arizona Bank & Trust	4.52	4.25	3.72	3.77	3.46
Summit Bank & Trust	3.33	2.99	2.78	3.22	3.98
Minnesota Bank & Trust	4.55	4.75	4.07	3.14	3.24

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$730,802	$748,354	$734,226	$736,776	$763,228
New Mexico Bank & Trust	506,810	513,568	513,658	511,279	513,257
Wisconsin Community Bank	314,432	320,841	320,711	325,543	323,024
Rocky Mountain Bank	247,718	238,201	246,213	260,832	272,035
Riverside Community Bank	157,901	161,238	162,706	165,539	159,137
Galena State Bank and Trust Co.	138,726	136,210	137,153	131,955	133,666
Arizona Bank & Trust	137,853	134,254	124,388	129,871	129,445
Summit Bank & Trust	52,570	47,024	48,020	52,396	53,543
Minnesota Bank & Trust	43,109	40,197	36,013	26,868	25,058
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,148	$11,984	$12,432	$11,961	$13,605
New Mexico Bank & Trust	8,405	7,277	7,704	8,297	8,388
Wisconsin Community Bank	3,637	3,369	3,847	4,518	4,306
Rocky Mountain Bank	4,074	4,425	3,779	5,181	6,465
Riverside Community Bank	2,702	3,693	3,524	3,109	2,751
Galena State Bank & Trust Co.	2,077	2,278	1,811	1,743	1,543
Arizona Bank & Trust	5,502	6,018	5,407	5,915	7,912
Summit Bank & Trust	1,091	1,103	1,271	1,312	913
Minnesota Bank & Trust	449	636	565	270	242
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$4,910	$12,897	$7,511	$7,730	$8,092
New Mexico Bank & Trust	16,053	15,979	20,753	14,651	15,901
Wisconsin Community Bank	10,359	11,776	12,702	12,070	10,159
Rocky Mountain Bank	16,971	18,303	21,406	29,986	31,981
Riverside Community Bank	5,962	11,443	7,611	7,662	7,722
Galena State Bank & Trust Co.	5,182	6,259	5,308	2,976	2,605
Arizona Bank & Trust	4,054	6,959	8,797	5,758	5,165
Summit Bank & Trust	3,905	4,527	5,965	3,694	2,691
Minnesota Bank & Trust	110	2,229	8	—	—
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.39%	1.60%	1.69%	1.62%	1.78%
New Mexico Bank & Trust	1.66	1.42	1.50	1.62	1.63
Wisconsin Community Bank	1.16	1.05	1.20	1.39	1.33
Rocky Mountain Bank	1.64	1.86	1.53	1.99	2.38
Riverside Community Bank	1.71	2.29	2.17	1.88	1.73
Galena State Bank & Trust Co.	1.50	1.67	1.32	1.32	1.15
Arizona Bank & Trust	3.99	4.48	4.35	4.55	6.11
Summit Bank & Trust	2.08	2.35	2.65	2.50	1.71
Minnesota Bank & Trust	1.04	1.58	1.57	1.00	0.97